Exhibit 5.1

THE THOMAS GROUP INTERNATIONAL
A PROFESSIONAL CORPORATION


October 31, 2002

Sun Network Group, Inc.
1440 Coral Ridge Drive, # 140,
Coral Springs, FL 33071

Ladies and Gentlemen:

We have acted as special counsel to Sun Network Group, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, relating to the offer and sale of up to 78,151,513 shares of common stock, par value $.001 per share, of the Company (the "Common Shares"), that may be issued upon conversion of certain warrants and convertible debentures pursuant to certain warrant agreements and/or rights to conversion described therein. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, minute books, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion. In our examination we have assumed the genuineness of all signatures the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied solely upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information provided by the Company or its representatives or officers. Our examination of law relevant to the matters covered by this opinion is limited to the laws of the State of Florida and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Based upon the foregoing, we are of the opinion that the Common Shares to be issued by the Company upon the exercise of warrants and upon the exercise of the convertible debentures described in the Registration Statement, as applicable, when paid for and issued in accordance with the terms as described in the Registration Statement, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement.

Very truly yours,

THE THOMAS GROUP INTERNATIONAL, PC

/s/ Stephen J. Thomas
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Stephen J. Thomas